UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): May 25, 2007

CYBERLUX CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-33415	91-2048978
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4625 Creekstone Drive, Suite 130,Research Triangle Park, Durham, NC		27703
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 474-9700

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities

On May 25, 2007, Cyberlux Corporation (the “Company”) sold warrants to purchase 100 million shares of the Company’s common stock (the “Warrants”) to an institutional investor for $150,000. The Warrants are exercisable until May 22, 2012 at an exercise price equal to a 50% discount to market based on the average closing price of the Company’s common stock for twenty trading days prior to notice of exercise, subject to adjustment.

The exercise price of the Warrants will be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the investor’s position. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the record date by a fraction. The numerator of the fraction shall be equal to the sum of the number of shares outstanding on the record date and the denominator shall be equal the number of shares outstanding after the payment of the dividend or completion of the reorganization. In addition, the number of shares of common stock subject to purchase upon exercise of the Warrants shall be adjusted by multiplying the number of shares of common stock subject to purchase immediately prior to the record date by a fraction. The numerator of the fraction shall be equal the number of shares outstanding after the payment of the dividend or completion of the reorganization and the denominator shall be equal to the sum of the number of shares outstanding on the record date.

The investor has agreed to restrict its ability to exercise their warrants and receive shares of the Company’s common stock such that the number of shares of common stock beneficially owned by it in the aggregate and its affiliates after such exercise does not exceed 9.99% of the then issued and outstanding shares of the Company’s common stock.

The Company has the right to call the Warrants for conversion at any time, provided that such redemption does not result in the investor having beneficial ownership of more than 9.9% of the Company’s issued and outstanding common stock.

The issuance of the Warrants was made without registration under the Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws.

ITEM 9.01 Financial Statements and Exhibits.

(c)    Exhibits.

10.1	Warrant Purchase Agreement, dated May 25, 2007, by and between Cyberlux Corporation and Deutsche Bank AG
10.2	Warrant, issued to Deutsche Bank AG London

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERLUX CORPORATION

Dated: June 18, 2007	BY:	/s/ DON EVANS
Don Evans, Chief Executive Officer